EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Castle Brands Inc. on Form S-3 (No. 333-176005 and No. 333-143422) and Form S-8 (Nos. 333-133567, 333-160380 and 333-189750) of our report dated June 27, 2014, on our audits of the consolidated financial statements as of March 31, 2014 and 2013 and for each of the years in the two year period ended March 31, 2014, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP
New York, New York
June 27, 2014